AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT (2000-1)


            AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT (this "AMENDMENT NO. 1") dated as of July 31, 2001, among CONTINENTAL AIRLINES, INC., a Delaware corporation ("CONTINENTAL"); WILMINGTON TRUST COMPANY, a Delaware corporation, not in its individual capacity but solely as Trustee under the Continental Airlines Pass Through Trust 2000-1A-1-S (the "CLASS A-1 TRUSTEE"), as Trustee under the Continental Airlines Pass Through Trust 2000-1A-2-S (the "CLASS A-2 TRUSTEE"), as Trustee under the Continental Airlines Pass Through Trust 2000-1B-S (the "CLASS B TRUSTEE"), as Trustee under the Continental Airlines Pass Through Trust 2000-1C-1-S (the "CLASS C-1 TRUSTEE"), as Trustee under the Continental Airlines Pass Through Trust 2000-1C-2-S (the "CLASS C-2 TRUSTEE") and as Trustee under the Continental Airlines Pass Through Trust 2001-2D-O (the "CLASS D TRUSTEE"); LANDESBANK HESSEN-THURINGEN GIROZENTRALE, a public-law banking institution organized under the laws of Germany, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider and Class B Liquidity Provider; MORGAN STANLEY CAPITAL SERVICES INC., a Delaware corporation, as Class C-1 Liquidity Provider and Class C-2 Liquidity Provider; and WILMINGTON TRUST COMPANY, not in its individual capacity except as expressly set forth in the Intercreditor Agreement referred to below, but solely as Subordination Agent and trustee under the Intercreditor Agreement referred to below (in such capacity, together with any duly appointed successor, the "SUBORDINATION AGENT").

            WHEREAS, Wilmington Trust Company, not in its individual capacity, but solely as Class A-1 Trustee, Class A-2 Trustee, Class B Trustee, Class C-1 Trustee and Class C-2 Trustee, Credit Suisse First Boston, New York branch, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider and Class B Liquidity Provider, Morgan Stanley Capital Services Inc., as Class C-1 Liquidity Provider and Class C-2 Liquidity Provider, and Wilmington Trust Company, not in its individual capacity except as expressly set forth therein, but solely as Subordination Agent and trustee thereunder, have entered into the Intercreditor Agreement dated as of March 15, 2000 (the "CLOSING DATE INTERCREDITOR AGREEMENT");

            WHEREAS, Landesbank Hessen-Thuringen Girozentrale has replaced Credit Suisse First Boston, New York branch, as Class A-1 Liquidity Provider, Class A-2 Liquidity Provider and Class B Liquidity Provider in accordance with that certain Acknowledgment and Agreement dated May 12, 2000 (the "ACKNOWLEDGMENT AND AGREEMENT"; the Closing Date Intercreditor Agreement, as amended by the Acknowledgment and Agreement, the "ORIGINAL INTERCREDITOR AGREEMENT"; the Original Intercreditor Agreement, as amended by this Amendment No. 1, and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms, the "INTERCREDITOR AGREEMENT");

            WHEREAS, on the date hereof, a Continental Airlines Pass Through Trust 2001-2D-O will be created to issue pass through certificates designated as "Series 2001-2D-O" (the "CLASS D CERTIFICATES") pursuant to a Pass Through Trust Agreement dated as of September 25, 1997 between Continental and Wilmington Trust Company, as supplemented by Supplement No. 2001-2D-O thereto dated as of the date hereof;

            WHEREAS, the Class D Trustee will purchase Series D Equipment Notes issued by Continental under certain Owned Aircraft Indentures using a portion of the proceeds from the issuance of the Class D Certificates;

            WHEREAS, in connection with the issuance of such Series D Equipment Notes to the Class D Trustee, the parties hereto wish to amend the Original Intercreditor Agreement in accordance with Section 9.1(a) and 9.1(c) of the Original Intercreditor Agreement.

            WHEREAS, the Ratings Confirmation required under Section 4(a)(vi) of the Note Purchase Agreement in order to issue such Series D Equipment Notes has been obtained.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in Section 1.1 of the Original Intercreditor Agreement are used herein as defined therein.

                                   ARTICLE II

         AMENDMENTS TO THE ORIGINAL INTERCREDITOR AGREEMENT PURSUANT TO
                                 SECTION 9.1(a)

            SECTION 2.1 CERTAIN DEFINITIONS. Pursuant to the clause (x)(ii) of the first proviso in the first sentence of Section 9.1(a) of the Original Intercreditor Agreement, Section 1.1 of the Original Intercreditor Agreement is hereby amended as follows:

            (a) the term "Class D Trust" is amended to read as follows: "CLASS D TRUST" means (A)(i) prior to the Transfer, the Continental Airlines Pass Through Trust 2001-2D-O created and administered pursuant to the Class D Trust Agreement and (ii) after the Transfer, the Continental Airlines Pass Through Trust 2001-2D-S created and administered pursuant to the Class D Trust Agreement and
(B) after the Final Distribution has been made with respect to the Class D Certificates, such other pass through trust that acquires Series D Equipment Notes, if and when established in accordance with the provisions of Section 4(a)(vi) of the Class D Note Purchase Agreement and subject to the provisions of
Section 9.1(c) of the Intercreditor Agreement.

            (b) the term "Class D Trust Agreement" is added in alphabetical order reading as follows: "CLASS D TRUST AGREEMENT" means (A)(i) prior to the Transfer, the Basic Agreement, as supplemented by the Supplement No. 2001-2D-O thereto dated as of the Class D Closing Date, governing the creation and administration of the Continental Airlines Pass Through Trust 2001-2D-O and the issuance of the Class D Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, and (ii) after the Transfer, the Basic Agreement, as supplemented by the Supplement No. 2001-2D-S thereto, governing the creation and administration of the Continental Airlines Pass Through Trust 2001-2D-S and the issuance of the Class D Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms and (B) after the Final Distribution has been made with respect to the Class D Certificates, such other agreement executed by Continental establishing a Class D Trust in accordance with the provisions of Section 4(a)(vi) of the Class D Note Purchase Agreement and subject to the provisions of Section 9.1(c) of the Intercreditor Agreement.


                                   ARTICLE III

         AMENDMENTS TO THE ORIGINAL INTERCREDITOR AGREEMENT PURSUANT TO
                                 SECTION 9.1(c)

            SECTION 3.1. ADDITIONAL PARTY. Pursuant to Section 9.1(c) of the Original Intercreditor Agreement, the Original Intercreditor Agreement is hereby amended by adding the Class D Trustee as a party to the Intercreditor Agreement, and the parties hereto confirm and agree that, upon execution and delivery of this Amendment No. 1 by Continental and the Subordination Agent, the Class D Trustee shall be a party to the Intercreditor Agreement as fully and with the same force and effect as if the Class D Trustee had originally executed and delivered a counterpart thereof (it being understood and agreed that the fifth and eighth "WHEREAS" clauses in the preliminary statements to the Original Intercreditor Agreement do not apply to the Class D Certificates).

            SECTION 3.2. FURTHER AMENDMENTS. (a) Section 1.1 of the Original Intercreditor Agreement is amended as follows:

            (i) the term "Adjusted Expected Distributions" is amended (i) by deleting the word "on" in clause (x) and adding in lieu thereof the following:
"calculated at the Stated Interest Rate on the Pool Balance of", (ii) by adding the words "for such Certificates" after the words "the first Distribution Date" in clause (y)(A)(x) thereof, in clause (y)(A)(y)(iii) thereof and in two instances in clause (y)(B)(i) thereof, and (iii) by adding at the end of such definition an additional sentence as follows: "For purposes of calculating Adjusted Expected Distributions with respect to the Certificates of the Class D Trust, the original aggregate face amount of the Certificates of such Trust shall be deemed to be $22,408,994."

            (ii) the term "Aggregate LTV Collateral Amount" is amended (i) by inserting at the end of clause (A)(ii) before the words "multiplied by" the following: "minus (iii) in the case of the Class D Certificates, the sum of the applicable LTV Collateral Amounts for each Leased Aircraft," and (ii) by deleting the word "and" appearing before the numeral "(iii)" and inserting at the end of such definition the following: ", and (iv) in the case of the Class D Certificates, 1.0".

            (iii) the term "Certificate" is amended by replacing the word "or" appearing before the words "a Class C-2 Certificate" with a comma and adding the words "or a Class D Certificate" after the words "a Class C-2 Certificate".

            (iv) the term "Class D Certificateholder" is added in alphabetical order reading as follows: "CLASS D CERTIFICATEHOLDER" means, at any time, any holder of one or more Class D Certificates.

            (v) the term "Class D Closing Date" is added in alphabetical order reading as follows: "CLASS D CLOSING DATE" means July 31, 2001.

            (vi) the term "Class D Note Purchase Agreement" is added in alphabetical order reading as follows: "CLASS D NOTE PURCHASE AGREEMENT" means the Note Purchase Agreement, dated as of the Class D Closing Date, among Continental, the Class D Trustee, the escrow agent named therein, WTC, as Subordination Agent and as subordination agent under certain other intercreditor agreements, and the Paying Agent.

            (vii) the "Class D Trustee" is added in alphabetical order reading as follows: "CLASS D TRUSTEE" means WTC, not in its individual capacity except as expressly set forth in the Class D Trust Agreement, but solely as trustee under the Class D Trust Agreement together with any successor trustee appointed pursuant thereto.

            (viii) the term "Class D Underwriting Agreement" is added in alphabetical order reading as follows: "CLASS D UNDERWRITING AGREEMENT" means the Underwriting Agreement dated July 13, 2001 among Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, the Depositary and Continental, relating to the purchase of the Class D Certificates by Morgan Stanley & Co. Incorporated and Credit Suisse First Boston Corporation, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            (ix) the term "Equipment Notes" is amended by replacing the word "and" appearing before the words "the Series C-2 Equipment Notes" with a comma and inserting the words "and the Series D Equipment Notes" after the words "the Series C-2 Equipment Notes".

            (x) the term "Expected Distributions" is amended (i) by deleting the word "on" in clause (x) and adding in lieu thereof the following: "calculated at the Stated Interest Rate on the Pool Balance of", (ii) by adding the words "for such Certificates" after the words "the first Distribution Date" in clause
(y)(A) thereof and in clause (y)(B)(ii) thereof, and (iii) by adding at the end of such definition an additional sentence as follows: "For purposes of calculating Expected Distributions with respect to the Certificates of the Class D Trust, the original aggregate face amount of the Certificates of such Trust shall be deemed to be $22,408,994."

            (xi) the term "Final Distributions" is amended by deleting the word "on" in clause (x) and adding in lieu thereof the following: "calculated at the Stated Interest Rate on the Pool Balance of".

            (xii) the term "Final Legal Distribution Date" is amended by deleting the word "and" appearing before the numeral "(v)" and adding at the end of such definition the words ", and (vi) with respect to the Class D Certificates, December 1, 2006."

            (xiii) the term "Financing Agreement" is amended by replacing the word "and" with a comma and adding at the end of such definition the words "and the Class D Note Purchase Agreement".

            (xiv) the term "LTV Collateral Amount" is amended by deleting the words "secured by" appearing in clause (ii) therein and adding in lieu thereof the following: "issued in respect of".

            (xv) the term "LTV Ratio" is amended by adding in a sixth column in the table appearing in such definition the following:

            Class D
         CERTIFICATES
         ------------
             64.0%
             64.0
             NA

            (xvi) the term "Operative Agreements" is amended by inserting the words "the Class D Underwriting Agreement," after the words "the Underwriting Agreement".

            (xvii) the term "Performing Equipment Note" is amended to read as follows: "PERFORMING EQUIPMENT NOTE" means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any Acceleration); PROVIDED that in the event of a bankruptcy proceeding under Title 11 of the United States Code (the "BANKRUPTCY CODE") in which Continental is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.

            (xviii) the term "Pool Balance" is amended to read as follows: "POOL BALANCE" means, with respect to each Trust or the Certificates issued by any Trust, as of any date, (i) the original aggregate face amount of the Certificates of such Trust (or, in the case of the Class D Trust or the Class D Certificates, $22,408,994) LESS (ii) the aggregate amount of all payments made in respect of the Certificates of such Trust under this Agreement or in respect of Deposits relating to such Trust other than payments made under this Agreement in respect of interest or premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust or for the Certificates issued by any Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the Equipment Notes or payment with respect to other Trust Property held in such Trust and the distribution thereof pursuant to this Agreement (except in the case of such unused Deposits) to be made on that date.

            (xix) the term "PTC Event of Default" is amended by adding after the words "interest due on such Certificates" appearing in clause (ii) thereof the following: "(calculated at the Stated Interest Rate on the Pool Balance thereof)".

            (xx) the term "Regular Distribution Dates" is amended to read as follows: "REGULAR DISTRIBUTION DATES" means (i) with respect to the Liquidity Facilities and the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C-1 Certificates and Class C-2 Certificates, each May 1 and November 1, commencing on May 1, 2000, and (ii) with respect to the Class D Certificates, each June 1 and December 1, commencing on December 1, 2001; PROVIDED, HOWEVER, that, if any such day shall not be a Business Day, the related distribution shall be made on the next succeeding Business Day without additional interest.

            (xxi) the term "Series D Equipment Notes" is amended to read as follows: "SERIES D EQUIPMENT NOTES" means (A) the 7.568% Series D Equipment Notes issued pursuant to any Owned Aircraft Indenture by Continental and authenticated by the Loan Trustee thereunder, and any such Equipment Notes issued in exchange therefore or replacement thereof pursuant to the terms of such Owned Aircraft Indenture, and (B) after the Final Distribution has been made with respect to the Class D Certificates, equipment notes, if any, issued pursuant to any Indenture by the related Owner Trustee or Continental, as the case may be, in accordance with Section 4(a)(vi) of the Class D Note Purchase Agreement and subject to the provisions of Section 9.1(c) of the Intercreditor Agreement and authenticated by the Loan Trustee under such Indenture, and designated as "Series D" thereunder, and any such equipment notes issued in exchange therefor or replacement thereof pursuant to the terms of such Indenture.

            (xxii) the term "Stated Interest Rate" is amended by deleting the word "and" appearing before the numeral "(v)" and adding at the end of such definition the following: ", and (vi) with respect to the Class D Certificates, 7.568% per annum".

            (xxiii) the term "Successor Trusts" is amended by replacing the word "and" appearing therein with a comma and adding at the end of such definition the following: "and Continental Airlines Pass Through Trust 2001-2D-S".

            (xxiv) the term "Trust" is amended by replacing the word "or" appearing before the words "the Class C-2 Trust" with a comma and adding at the end of such definition the words "or the Class D Trust".

            (xxv) the term "Trust Agreement" is amended by replacing the word "or" appearing before the words "the Class C-2 Trust Agreement" with a comma and adding at the end of such definition the words "or the Class D Trust Agreement".

            (xxvi) the term "Trustee" is amended by replacing the word "or" appearing before the words "the Class C-2 Trustee" with a comma and adding at the end of such definition the words "or the Class D Trustee".

            (b) Section 2.4(b)(i) of the Original Intercreditor Agreement is amended by (i) replacing the words "Equipment Notes" appearing twice in subclause (B)(y) of clause FIRST thereof with the words "the Series A-1 Equipment Notes, the Series A-2 Equipment Notes, the Series B Equipment Notes, the Series C-1 Equipment Notes and the Series C-2 Equipment Notes", (ii) deleting the word "and" appearing at the end of clause SEVENTH thereof, (iii) amending the word "EIGHTH" to read "NINTH", (iv) inserting after clause SEVENTH thereof a new clause eighth reading as follows: "EIGHTH, such amount as shall be required to pay in full Expected Distributions to the holders of the Class D

Certificates on such Special Distribution Date shall be distributed to the Class D Trustee; and" and (v) deleting the word "on" appearing in the last sentence before the words "such Certificates together with" and adding in lieu thereof the following: "calculated at the Stated Interest Rate on the Pool Balance of".

            (c) Section 2.6(b) of the Original Intercreditor Agreement is amended by deleting the word "and" appearing before the letter "(z)" in the first sentence thereof and inserting after the words "Class C-2 Trustee" at the end of the first sentence thereof the following: "; and (aa) upon payment of Final Distributions to the holders of Class C-1 Certificates and Class C-2 Certificates, the Class D Trustee".

            (d) Section 3.1(a) of the Original Intercreditor Agreement is amended by changing the word "EIGHTH" appearing in clause (v) to "NINTH", changing the numeral "(iv)" to the numeral "(v)" and the numeral "(v)" to the numeral "(vi)" and inserting after clause (iii) thereof a new clause (iv) reading as follows: "(iv) With respect to the Class D Certificates, the Class D Trustee shall separately set forth the amounts to be paid in accordance with clause "EIGHTH" of Section 3.2 or 2.4(b), as the case may be, hereof;".

            (e) Section 3.1(b) of the Original Intercreditor Agreement is amended by changing the numeral "(iv)" to the numeral "(v)" and the numeral "(v)" to the numeral "(vi)" and inserting after clause (iii) thereof a new clause (iv) reading as follows: "(iv) With respect to the Class D Certificates, the Class D Trustee shall separately set forth the amounts to be paid in accordance with clauses "FIRST" (to reimburse payments made by the Class D Certificateholders pursuant to subclause (iii) of clause "FIRST" of Section 3.3 hereof) and "TENTH" of Section 3.3 hereof;"

            (f) Section 3.1(f) of the Original Intercreditor Agreement is amended to change the word "NINTH" appearing twice therein to the word "TENTH".

            (g) Section 3.2 of the Original Intercreditor Agreement is amended by (i) inserting after the words "Section 3.1(a) hereof" but before the colon appearing in the first sentence thereof the following: "(PROVIDED, that (x) in the case of each Regular Distribution Date for the Class D Certificates that is not a Special Distribution Date, amounts shall be payable under clauses FIFTH through SEVENTH of this Section 3.2 if and only if on the immediately preceding Distribution Date, any amounts payable under such clauses FIFTH through SEVENTH were not distributed in full due to the Subordination Agent not having sufficient funds (after the application of Section 3.6(b)) on such Distribution Date, and if any such amounts are so payable, such amount as the Subordination Agent shall have available for distribution after giving effect to clauses FIRST through FOURTH of this Section 3.2 up to an amount sufficient to pay such amounts (determined as of such preceding Distribution Date) shall be deposited in the Special Payments Account and distributed as a Special Payment, and (y) in the case of each Regular Distribution Date (other than a Regular Distribution Date for the Class D Certificates) that is not a Special Distribution Date, amounts shall be payable under clause EIGHTH of this Section 3.2 if and only if on the immediately preceding Distribution Date, any amounts payable under such clause EIGHTH were not distributed in full due to the Subordination Agent not having sufficient funds on such Distribution Date, and if any such amounts are so payable, such amount as the Subordination Agent shall have available for distribution after giving effect to clauses FIRST through SEVENTH of this
Section 3.2 up to an amount sufficient to pay such amounts (determined as of such preceding Distribution Date) shall be deposited in the Special Payments Account and distributed as a Special Payment)", (ii) amending the word "EIGHTH" to read "NINTH", (iii) amending the word "NINTH" to read "TENTH" and (iv) inserting after clause SEVENTH thereof a new clause EIGHTH reading as follows:
"EIGHTH, such amount as shall be required to pay in full Expected Distributions to the holders of the Class D Certificates on such Distribution Date shall be distributed to the Class D Trustee;".

            (h) Section 3.3 of the Original Intercreditor Agreement is amended by (i) deleting the word "and" appearing at the end of clause EIGHTH thereof,
(ii) replacing the period at the end of clause NINTH with the following: "; and" and (iii) inserting at the end of such Section 3.3 a new clause TENTH reading as follows: "TENTH, such amount remaining as shall be required to pay in full Adjusted Expected Distributions on the Class D Certificates shall be distributed to the Class D Trustee".

            (i) Section 3.4(c) of the Original Intercreditor Agreement is amended by changing the word "EIGHTH" appearing in the proviso therein to the word "NINTH", changing the word "or" appearing in such proviso to a comma and inserting the words "or "EIGHTH"" after the word ""SEVENTH"" appearing in such proviso.

            (j) Section 3.4 of the Original Intercreditor Agreement is amended by adding a new subclause (d) reading as follows:

            "(d) Notwithstanding the priority of payments specified in Sections 2.4(b)(i), 3.2 and 3.3, all payments received by the Subordination Agent under any Owned Aircraft Indenture securing Equipment Notes of any Prior Series and to be applied by the terms of such Owned Aircraft Indenture to the Series D Equipment Notes issued in respect of any other Prior Series shall be promptly distributed to the Class D Trustee. The terms "Equipment Notes", "Prior Series" and "Series D Equipment Notes" as used in this Section 3.4(d) shall have the respective meanings specified therefor in the Class D Note Purchase Agreement."

            (k) Section 3.6(a) of the Original Intercreditor Agreement is amended by adding the words "(other than a Regular Distribution Date with respect to the Class D Certificates that is not a Special Distribution Date)" after the words "any Distribution Date" appearing therein.

            (l) Section 3.6(f) of the Original Intercreditor Agreement is amended by adding the words "(other than a Regular Distribution Date with respect to the Class D Certificates that is not a Special Distribution Date)" after the words "each Distribution Date" appearing in each of clauses (i), (ii),
(iii), (iv) and (v) thereof.

            (m) Section 6.1 of the Original Intercreditor Agreement is amended by (i) replacing the word "and" appearing before the words "the Class C-2 Trustee" in the first sentence thereof with a comma and (ii) inserting the words "and the Class D Trustee" after the words "the Class C-2 Trustee" in the first sentence thereof.

                                   ARTICLE IV

                                  MISCELLANEOUS

            SECTION 4.1 MISCELLANEOUS. The amendments to the Original Intercreditor Agreement contained in Articles II and III hereof shall become effective as of the date hereof, and from and after the date hereof, each reference in the Intercreditor Agreement to "this Agreement", and each reference in the Intercreditor Agreement or in any other Operative Agreement to the "Intercreditor Agreement" or any like expression referring to the Intercreditor Agreement, shall be deemed to refer to the Original Intercreditor Agreement as amended by this Amendment No. 1. The Original Intercreditor Agreement, as amended hereby, shall remain unchanged and in full force and effect. Each Liquidity Provider, by its execution and delivery of this Amendment No. 1, confirms that all of its obligations under the Intercreditor Agreement and the Liquidity Facilities provided by such Liquidity Provider remain unchanged and in full force and effect. Each party hereto agrees to execute and deliver all such further agreements or documents, if any, as shall be necessary to give effect to the provisions of this Amendment No. 1. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written, and acknowledge that this Amendment No. 1 has been made and delivered in the City of New York, and this Amendment No. 1 has become effective only upon such execution and delivery.

                       CONTINENTAL AIRLINES, INC.


                       By
                         -------------------------------------------------------
                       Name:
                       Title:


                       WILMINGTON TRUST COMPANY,
                       not in its individual capacity but solely as Class A-1 Trustee, Class A-2 Trustee, Class B Trustee, Class
                       C-1 Trustee, Class C-2 Trustee and Class D Trustee


                       By
                         -------------------------------------------------------
                       Name:
                       Title:


                       LANDESBANK HESSEN-THURINGEN
                       GIROZENTRALE,
                       as Class A-1 Liquidity Provider, Class A-2
                       Liquidity Provider and Class B Liquidity Provider

                       By
                         -------------------------------------------------------
                       Name:
                       Title:

                       By
                         -------------------------------------------------------
                       Name:
                       Title:

                       MORGAN STANLEY CAPITAL SERVICES INC.
                       as Class C-1 Liquidity Provider and Class C-2
                       Provider

                       By
                         -------------------------------------------------------
                       Name:
                       Title:

                       WILMINGTON TRUST COMPANY,
                       not in its individual capacity except as expressly set forth herein but solely as Subordination Agent and Trustee


                       By
                         -------------------------------------------------------
                       Name:
                       Title: